EXHIBIT 10.3



                       DATED THE 16TH DAY OF NOVEMBER 2000



                       ASIA PACIFIC TELECOM GROUP CO. LTD



                                       AND



                      SPEECHLINK COMMUNICATIONS CORPORATION



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                             JOINT VENTURE AGREEMENT

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THIS AGREEMENT is made the 9th day of November 2000

BETWEEN

(1) ASIA PACIFIC TELECOM GROUP CO. LTD., a company organized and existing under the laws of British Virgin Island, with its office at Hong Xiang Building of the M.P.T. Long Xiang Road, Haidian District, Beijing, China (hereafter referred to as APT)

(2) SPEECHLINK COMMUNICATIONS CORPORATION, a company organized and existing under the laws of Delaware, the United States, with its business office at 30 St. Patrick Street, 5th Floor, Toronto, Ontario, Canada M5T 3A3 (hereafter referred to as SLCC).

WHEREAS:

APT and SLCC are interested in cooperating to establish a joint venture company (hereafter referred to as JVC) to provide the unified messaging and related services in China. Both parties have agreed to enter into the JVC subject to the terms and conditions hereafter mentioned.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein the parties agree as follows:

Article 1      Definitions

1.1 The terms defined in this Article shall have the meaning ascribed to them herein whenever they are used in this Agreement, unless otherwise clearly indicated by the context.

1.2 An "Affiliate" shall mean any corporation, association or other entity.


Article 2      Purpose

2.1 The purpose of this Agreement is to provide for the establishment, ownership, and operation by the parties of a joint venture company (the JVC), which will be a BVI corporation limited by shares. The JVC's main office shall be located in Hong Kong.

2.2 The purpose of the JVC will be to engage in the following business activities:

               (a) To create unified communication services to subscribers taking into account for commercial viability and competitive environment.

               (b) To explore opportunities to other service providers in China.


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               (c)  Any other activities related or incidental to the foregoing activities as approved by the Board of Directors of the JVC.

Article 3      The terms and conditions for establishment of the JVC below:

3.1 APT will purchase USD 2.3 millions of SLCC's technology before 31 December, 2002, with initial order of approximately USD 300,000 (that is, the exact amount to be determined by actual equipment specifications stipulated in the Purchase Contract) at the commencement of this Agreement.

3.2 APT will provide necessary network, infrastructure, operational support for THREE designated cities for a pilot project for the unified messaging service.

3.3 APT will allow the JVC to have access to the customer base and then to create a 200,000 subscriber base for the unified message messaging service before 31 December, 2002.

3.4 SLCC will provide APT 15% of total shares at the commencement of this Agreement.

3.5 SLCC will provide APT 20% of total shares in terms of the warrants at USD 0.01 per share. APT will purchase these warrants on or before 31 December, 2002 on the pro rata basis. That is, the exact amount will be proportional to the technology purchase of USD 2,000,000.00.

3.6 SLCC will guarantee that no new shares or warrants will be released without the written consent of APT before 31 December 2002.

3.7 SLCC will make its best efforts to apply to Canadian Government for export credit to assist the sale of equipment to APT.

Article 3A     Condition Precedent

3A.1 It is condition precedent ("Condition Precedent") of this Agreement that APT shall procure an agreement ("Future Agreement") to be executed between Beijing Asia-Pacific Communications Technology Development Corp. ("PRC Company") and the Joint Ventue company in the form annexed hereto as Appendix on or before the 31st of December 2000 ("Fulfillment Date"). In the event that the Condition Precedent is not satisfied on or before the Fulfillment Date, this Agreement and everything herein contained shall, subject to the liability of either party to the other in respect of any breaches of the terms hereof antecedent thereto, be null and void and of no effect.


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3A.2           SLCC may waive the Condition Precedent set out in clause 3A.1 at any time by notice in writing to APT whether with or without conditions.

Article 4      The Joint Venture Company

4.1 As soon as practically possible after the approval of the relevant Board of Directors, the parties shall procure the incorporation of a private company limited by shares under the laws of BVI.

4.2 The JVC shall on incorporation, have an authorized capital to be determined and agreed by the parties subject to a business and financial plan to be finalized after the initial pilot test on 1st March, 2001.

4.3 The JVC's Memorandum and Articles of Association shall be as agreed to by and between the parties subject however to the provisions hereof and with such modifications as the parties may from time to time agree in writing.

Article 5      Capital Subscription

5.1 The initial number of common shares to be subscribed for by the parties under this Agreement shall be as follows:

               (a) APT shall initially subscribe for 80% of total authorized shares of JVC.

               (b) SLCC shall subscribe for 20% of total authorized shares of JVC.

               (c) SLCC shall have a right to purchase from APT an additional 29% of total authorized shares of JVC before Dec. 31, 2002. The share price will be determined after the financial plan and capitalization are established and approved by the Board of Directors on 1 March, 2001.

               (d) No new shares can be issued without the consent of both parties.


Article 6      Finance

6.1 Neither of the shareholders of JVC shall be obliged to make any loans or to subscribe for any shares capital of the JVC other than as provided in this Agreement.


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6.2            Neither of the shareholders of JVC shall be obligated to give any guarantee, indemnity or security in respect of any liabilities or obligations of the JVC.

Article 7      The Board

7.1 The number of Directors shall be seven (7). SLCC shall have the right to appoint and remove up to two (2) Directors and APT shall have the right to appoint and remove up to five (5) Directors.

7.2 The quorum for meetings of the Board shall be three (3). A quorum must be present at the beginning of and throughout each meeting.

Article 8      Operations of the JVC

8.1 The number, types and qualifications of employees retained or dismissed by the JVC shall be consistent with the JVC's scope of operations and its annual budget. The wages of employee welfare policies and other conditions of employment of personnel of the JVC shall generally conform to prevailing in the area in accordance with the terms and conditions mutually agreed upon.

8.2 Any facilities, financing, supply of goods, services or provision of assistance, technical information, intellectual property rights and otherwise made available to the JVC by APT or SLCC shall be provided on an arm's length basis and on commercially reasonable terms and prices.

Article 9      Further Obligations of the Parties

9.1            APT agrees to:

               (a) Finance the operating cost and hardware of the JVC in Mainland China during the period from the commencement of this Agreement to 31 December 2001; the amount paid by APT shall be repaid by JVC to APT.

               (b) Use its existing offices as the distribution/service outlets of the JVC's business.

               (c)  Provide network infrastructure.

               (d)  Operational & management expertise.


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9.2            SLCC agrees to:

               (a) Provide the necessary software already developed by SLCC for the JVC.

               (b)  Provide the advance technical know-how for the JVC.

               (c)  Bring in strategic overseas partners.

               (d) The salary and travel expenses incurred by SLCC for the JVC from the commencement of this agreement to December 31, 2001 shall be repaid by the JVC.

Article 10     Confidentiality

10.1 Without prejudice to any Nondisclosure Agreement which has been or may be entered into among the parties or any of them, all oral, written and other information (including but not limited to technical and financial information, business plans, computer program and documentation, specifications, drawing and models) which is made available by any party or its agent to another party in connection with this Agreement either before or after the date of this Agreement is and shall remain confidential to and the property of the disclosing party. Provided however that information that is publicly known or becomes known from a third party not in violation of any confidentiality agreement shall not be deemed to confidential violation of any confidentiality agreement shall not be deemed to be confidential information. The obligations contained in this Article 10 shall remain operative within 12 months after the termination of this Agreement.

Article 11     Entire Agreement

11.1 This Agreement is the complete and exclusive statement of the agreement between APT and SLCC relating to the subject matter of this Agreement and supercedes all previous communications, representations and other arrangements, written or oral.

11.2 Except as otherwise permitted by this Agreement, no change to its terms will be effective unless it is in writing and signed by persons authorized on behalf of both parties.


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Article 12     Governing Law

               This Agreement will be construed in accordance with and governed by the laws of Hong Kong SAR and each party hereby submits to the non-exclusive jurisdiction of the courts of Hong Kong as regards any claims or matter arising under this Agreement.

Article 13     Publicity

13.1 No party shall make any announcement of other communication relating to the JVC or the subject matter of this Agreement without the prior written consent of each other parties, except that no such consent shall be required to make by law or and any stock exchange (provided that before making any such announcement such party shall, if practicable, first consult with each other party whose consent otherwise would have been required) or makes to its professional advisors.

Article 14     Entire Agreement

               This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, supercedes all previous agreements and undertakings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorized representatives of the parties.


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IN WITNESS whereof, the parties hereto have caused this Agreement to be executed by a representative hence duly authorized as of the date first hereinafter set forth.

SIGNED BY:


For and behalf of
ASIA PACIFIC TELECOM GROUP CO. LTD.
in the presence of Mr. CHIU PING FU
Title:  Chairman & CEO


Witness by:  Mr. Lee Yau Kwee


SIGNED BY:


For and behalf of
SPEECHLINK COMMUNICATIONS CORP.
In presence of:  Mr. Kenneth Wong
Title:  President & CEO


Witness by:  Mr. Michael Chin Yau Wong


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